Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Third Quarter Fiscal 2015 Results

PORTLAND, Ore. – January 28, 2015 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2015 third quarter ended December 27, 2014. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, and other items.
Revenue in the third quarter was $43.7 million, compared to $42.9 million in the second quarter of 2015 and $38.3 million in the third quarter of last fiscal year. GAAP net loss was $6.4 million or $0.21 per share. Non-GAAP third quarter net loss was $4.7 million or $0.15 per share.
“We capitalized on all our revenue opportunities to deliver both top and bottom line results that exceeded our expectations,” stated Ed Grady, president and CEO of ESI. “In addition, we made good progress on our initiatives to introduce new products, expand into adjacent markets and increase our presence in China.”
Bookings for the third quarter were $40.6 million, compared to $43.0 million in the prior quarter. Grady continued, “Demand was strong for our flex via drilling products, which saw their highest bookings in six quarters. Our Semiconductor business also had a good quarter, with bookings growth in our trim products and our first order for the model 9970 semiconductor thin film scribing tool. This was offset by seasonal weakness in our Components group and a sequential decline in Service bookings from a record level last quarter.”

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2015 Results

GAAP gross margin was 36.1%. Non-GAAP gross margin was 36.9% compared to 37.7% in the prior quarter. Operating expenses were $21.8 million, compared to $21.3 million in the prior quarter. On a non-GAAP basis operating expenses were approximately flat at $20.5 million. Non-GAAP operating loss was $4.4 million compared to $4.2 million in the second quarter.
Balance Sheet and Cash Flow
At quarter end, cash and investments were $80 million. The company used $13.4 million in cash from operations during the quarter and paid $2.4 million for the quarterly dividend of $0.08 per share. Inventories increased $3.7 million, trade receivables increased by $1.1 million, and current liabilities decreased by $8.7 million, impacted by reductions in deferred margin and retirement payouts.
Credit Facility
ESI also announced that it has agreed to a term sheet for a three year revolving line of credit for up to $30 million with Silicon Valley Bank. “We believe this facility and relationship with Silicon Valley Bank will give us more financial flexibility as we transition the company and execute our growth initiatives,” stated Mr. Grady. It is expected that the facility will close within the next two weeks.
Fourth Quarter 2015 Outlook
Grady continued, "I'm pleased with the progress we have made toward each of our growth initiatives. Our China initiative advanced through the acquisition of Topwin Optoelectronics, which we announced last quarter and closed last week. We entered the mid-range segment of the laser systems market with the introduction of the new LumenesiTM micromachining platform. Earlier this month we expanded our addressable market by entering the adjacent IC package drilling market with the introduction of our new Cornerstone ICP series. Lastly, a second internally-developed laser was qualified and shipped inside an ESI system during the third quarter. These initiatives are ongoing and their impact on our top line results will not be immediate or linear. Further, seasonality, capacity absorption and continued softness in the Korean supply chain will impact demand in the near term. While there are other large opportunities in the pipeline, we believe it is too early to count on these in our current projections. As such, we expect revenues for the fourth quarter of fiscal 2015 to be between $32 million and $40

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2015 Results

million. Non-GAAP loss per share is expected to be $0.22 to $0.32. Despite expected seasonal weakness in our fourth quarter, I am confident that we are taking the right steps to put the company on the path to growth and profitability."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 39690622. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through February 7, 2015, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 84392697. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices,

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2015 Results

semiconductor circuits and high-precision components for market advantage. ESI’s laser-based manufacturing solutions feature the micro-machining industry’s highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, revenue, profitability, earnings per share, and our proposed credit facility. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that we do not successfully integrate Topwin Optoelectronics; the risk that our new products may not gain acceptance in the marketplace; the risk that we may not agree to definitive documents related to our proposed new credit facility or that the facility does not close for any other reason; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2015 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 27, 2014	Sep 27, 2014	Dec 28, 2013	Dec 27, 2014	Dec 28, 2013
Net sales	$43,661	$42,856	$38,267	$121,547	$144,086
Cost of sales	27,884	27,075	21,986	76,754	83,787
Gross profit	15,777	15,781	16,281	44,793	60,299
	36%	37%	43%	37%	42%
Operating expenses:
Selling, service and administration	13,397	12,915	12,408	39,412	41,206
Research, development and engineering	8,383	8,424	9,768	25,952	27,912
Gain on sale of property and equipment, net	—	—	(1,301)	—	(1,301)
Gain on acquisition of Semiconductor Systems business	—	—	—	—	(499)
Net operating expenses	21,780	21,339	20,875	65,364	67,318
Operating loss	(6,003)	(5,558)	(4,594)	(20,571)	(7,019)
Non-operating income (expense):
Other-than-temporary impairment of cost based investments	—	—	—	—	(3,588)
Interest and other income (expense), net	64	(244)	95	(134)	115
Total non-operating income (expense)	64	(244)	95	(134)	(3,473)
Loss before income taxes	(5,939)	(5,802)	(4,499)	(20,705)	(10,492)
Provision for income taxes	437	441	141	165	209
Net loss	$(6,376)	$(6,243)	$(4,640)	$(20,870)	$(10,701)
Net loss per share—basic	$(0.21)	$(0.20)	$(0.15)	$(0.68)	$(0.36)
Net loss per share—diluted	$(0.21)	$(0.20)	$(0.15)	$(0.68)	$(0.36)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2015 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	Dec 27, 2014	Sep 27, 2014	Mar 29, 2014
Assets
Current assets:
Cash and cash equivalents	$70,066	$79,255	$68,461
Short-term investments	9,565	18,548	38,444
Trade receivables, net	40,503	39,390	37,813
Inventories	59,424	55,749	58,902
Shipped systems pending acceptance	948	5,180	2,054
Deferred income taxes, net	145	145	161
Other current assets	3,812	4,019	4,674
Total current assets	184,463	202,286	210,509
Non-current assets:
Non-current investments	—	—	3,985
Property, plant and equipment, net	27,187	26,867	27,930
Non-current deferred income taxes, net	628	677	704
Goodwill	7,889	7,889	7,889
Acquired intangible assets, net	5,733	5,988	6,845
Other assets	13,200	12,309	12,347
Total assets	$239,100	$256,016	$270,209
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$14,175	$12,659	$14,465
Accrued liabilities	19,429	21,059	20,524
Deferred income tax liability, net	170	170	170
Deferred revenue	7,823	16,440	10,515
Total current liabilities	41,597	50,328	45,674
Non-current income taxes payable	1,298	1,177	1,654
Shareholders' equity:
Preferred and common stock	184,696	183,833	183,193
Retained earnings	11,200	20,008	39,336
Accumulated other comprehensive income	309	670	352
Total shareholders' equity	196,205	204,511	222,881
Total liabilities and shareholders' equity	$239,100	$256,016	$270,209
End of period shares outstanding	30,606	30,610	30,155

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Analysis of Third Quarter Fiscal 2015 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Three fiscal quarters ended
	Dec 27, 2014	Sep 27, 2014	Dec 28, 2013	Dec 27, 2014	Dec 28, 2013
Sales detail:
Interconnect & Microfabrication Group	$28,043	$26,600	$25,378	$75,591	$98,096
Semiconductor Group	11,453	9,767	8,535	31,969	25,083
Components Group	4,165	6,489	4,354	13,987	20,907
Total	$43,661	$42,856	$38,267	$121,547	$144,086

Gross margin %	36%	37%	43%	37%	42%
Selling, service and administration expense %	31%	30%	32%	32%	29%
Research, development and engineering expense %	19%	20%	26%	21%	19%
Operating loss %	(14%)	(13%)	(12%)	(17%)	(5%)
Effective tax rate %	(7%)	(8%)	(3%)	(1%)	(2%)
Weighted average shares outstanding - basic	30,617	30,552	30,054	30,507	29,922
Weighted average shares outstanding - diluted	30,617	30,552	30,054	30,507	29,922
End of period employees	652	634	631	652	631

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2015 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 27, 2014	Sep 27, 2014	Dec 28, 2013	Dec 27, 2014	Dec 28, 2013

Gross profit per GAAP	$15,777	$15,781	$16,281	$44,793	$60,299
Purchase accounting	163	226	608	836	2,262
Equity compensation	154	152	184	474	558
Non-GAAP gross profit	$16,094	$16,159	$17,073	$46,103	$63,119
Non-GAAP gross margin	36.9%	37.7%	44.6%	37.9%	43.8%

Operating expenses per GAAP	$21,780	$21,339	$20,875	$65,364	$67,318
Purchase accounting	(90)	(90)	(126)	(270)	(749)
Equity compensation	(885)	(881)	(1,079)	(2,928)	(4,573)
Acquisition and integration costs	(311)	—	(310)	(311)	(1,304)
Restructuring (costs) credits	—	—	(59)	—	31
Legal settlement	—	—	(13)	—	(68)
Gain on purchase of acquisition of Semiconductor Systems business	—	—	—	—	499
Gain on sale of property and equipment, net	—	—	1,301	—	1,301
Non-GAAP operating expenses	$20,494	$20,368	$20,589	$61,855	$62,455
% of Net sales	47%	48%	54%	51%	43%

Operating loss per GAAP	$(6,003)	$(5,558)	$(4,594)	$(20,571)	$(7,019)
Non-GAAP adjustments to gross profit	317	378	792	1,310	2,820
Non-GAAP adjustments to operating expenses	1,286	971	286	3,509	4,863
Non-GAAP operating (loss) income	$(4,400)	$(4,209)	$(3,516)	$(15,752)	$664
% of Net sales	(10%)	(10%)	(9%)	(13%)	—%

Non-operating income (expense), net per GAAP	$64	$(244)	$95	$(134)	$(3,473)
Other-than-temporary impairment of cost based investments	—	—	—	—	3,588
Non-GAAP non-operating income (expense)	$64	$(244)	$95	$(134)	$115

Net loss per GAAP	$(6,376)	$(6,243)	$(4,640)	$(20,870)	$(10,701)
Non-GAAP adjustments to gross profit	317	378	792	1,310	2,820
Non-GAAP adjustments to operating expenses	1,286	971	286	3,509	4,863
Non-GAAP adjustments to non-operating expense	—	—	—	—	3,588
Income tax effect of other non-GAAP adjustments	93	43	468	(830)	(671)
Non-GAAP net loss	$(4,680)	$(4,851)	$(3,094)	$(16,881)	$(101)
% of Net sales	(11%)	(11%)	(8%)	(14%)	—%
Basic Non-GAAP net loss per share	$(0.15)	$(0.16)	$(0.10)	$(0.55)	$—
Diluted Non-GAAP net loss per share	$(0.15)	$(0.16)	$(0.10)	$(0.55)	$—

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2015 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 27, 2014	Sep 27, 2014	Dec 28, 2013	Dec 27, 2014	Dec 28, 2013
Net loss	$(6,376)	$(6,243)	$(4,640)	$(20,870)	$(10,701)
Non-cash adjustments and changes in operating activities	(7,043)	2,404	3,876	4,349	6,828
Net cash used in operating activities	(13,419)	(3,839)	(764)	(16,521)	(3,873)
Net cash provided by (used in) investing activities	7,613	3,573	8,169	28,420	(714)
Net cash used in financing activities	(2,613)	(2,194)	(1,880)	(9,165)	(7,075)
Effect of exchange rate changes on cash	(770)	(748)	(326)	(1,129)	(77)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(9,189)	(3,208)	5,199	1,605	(11,739)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	79,255	82,459	71,975	68,461	88,913
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$70,066	$79,251	$77,174	$70,066	$77,174

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com